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                                                                   EXHIBIT 10.86

                            STOCK TRANSFER AGREEMENT

      This Stock Transfer Agreement (the "Agreement") is made and entered into as of April 22, 2004, by and between Elex N.V., a Belgian corporation ("Transferor") and Catalyst Semiconductor, Inc., a Delaware corporation ("Transferee").

                                    AGREEMENT

      The parties hereby agree as follows:

      1. TRANSFER AND SALE. Subject to the terms and conditions of this Agreement, Transferor agrees to transfer and sell 600,000 shares of common stock of Transferee standing in Transferor's name on Transferee's books and represented by Certificate No(s). FBU 1600 (the "Shares") to Transferee, and Transferee agrees to purchase the Shares from Transferor, as of the Closing Date (as defined below), at a purchase price of US $6.7686 per share, which equals the closing sales price of the common stock on the Nasdaq National Market on March 19, 2004, less 13%.

      2. CLOSING. The transfer and sale of the Shares pursuant to this Agreement (the "Closing") shall occur on April 22, 2004, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. local time, or at such other time and place as Transferor and Transferee mutually agree upon (the "Closing Date"). On the Closing Date, against payment of the aggregate purchase price for the Shares of $4,061,160.00, which shall be paid by wire transfer to an account designated by Transferor, Transferor shall deliver to Transferee (i) the original certificate or certificates representing the Shares, registered in the name of Transferor, duly endorsed by Transferor for transfer to Transferee or accompanied by an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Transferor in favor of Transferee (and guaranteed by bank or gold medallion signature or such other method as is required by Transferee's transfer agent in order to facilitate the transfer of the Shares) and (ii) executed copies of the Standstill Amendment (as defined in Section 4(a) below).

      3. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. In connection with the transfer of the Shares to Transferee, Transferor hereby represents and warrants that:

            (a) Other than 4,178,700 shares of Transferee's common stock held by Transferor (which amount includes the Shares) and options to purchase 108,007 shares of Transferee's common stock held by Mr. Roland Duchatelet, (i) Transferor and its affiliates (as such term is defined in Rule 144(a) under the Securities Act of 1933, as amended), including, but not limited to, Mr. Duchatelet, do not hold, directly or indirectly, any shares of Transferee's capital stock or any options, warrants, or similar rights to acquire any shares of Transferee's capital stock and (ii) there exists no agreement or understanding, whether written or oral, between the Transferee and Transferor (and Transferor's affiliates) or between the Transferor (and Transferor's affiliates) and any other person relating to the sale or issuance to Transferor or acquisition by Transferor of additional shares of Transferee's capital stock or the grant to Transferor (and Transferor's

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affiliates) of any options, warrants, or similar rights to acquire any shares of
Transferee's capital stock;

            (b) Of the 4,178,700 shares of Transferee's common stock held by Transferor, (i) 4,000,000 shares were purchased by Transferor pursuant to the Original Agreements (as defined in Section 6 below), of which 600,000 constitute the Shares being transferred to Transferee pursuant to this Agreement; and (ii) 178,700 shares were purchased by Transferor in open-market transactions;

            (c)   Transferor is the sole beneficial owner of the Shares;

            (d) Transferor owns the Shares free and clear of any liens or encumbrances (other than restrictions on transfer under applicable state and federal laws and any restrictions under the Original Agreements (as defined below));

            (e) Transferor has good and marketable title to the Shares and the right and authority to sell the Shares to the Transferee pursuant to this Agreement and without any third party consent;

            (f) All corporate action on the part of Transferor necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Transferor hereunder, including delivery of the Shares, and this Agreement when executed by Transferor, shall constitute valid and legally binding obligations of Transferor, enforceable against Transferor in accordance the terms of this Agreement;

            (g) Transferor and its affiliates have complied and shall continue to comply with all of their obligations contained in the Original Agreements; and

            (h) Transferor will cooperate with Transferee in the completion and filing of all applicable filings which may be required to be made with the Securities and Exchange Commission in connection with this transaction pursuant to the Exchange Act of 1934, as amended; provided, however, that Transferor shall be solely responsible for the filing of an amendment to its Schedule 13D to report the sale of the Shares.

      4. CONDITIONS OF TRANSFEROR'S AND TRANSFEREE'S OBLIGATIONS AT CLOSING. The respective obligations of each of Transferor to Transferee under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            (a) Amendment to Standstill Agreement. Each of Transferor and Transferee shall have executed and delivered Amendment No. 1, in the form attached hereto as Exhibit B (the "Standstill Amendment"), to the Amended and Restated Standstill Agreement by and between Transferor and Transferee dated as of September 14, 1998, and such amendment and the underlying agreement, as amended, shall be in full force and effect.

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            (b)   Amendment to Preferred Share Rights Agreement. Transferee
shall have executed and delivered to Transferor and to EquiServe Trust Company, N.A. (the "Rights Agent") Amendment No. 5, in the form attached hereto as Exhibit C, to the Preferred Shares Rights Agreement by and between Transferee and the Rights Agent (the "Rights Amendment").

      5. ADDITIONAL CONDITIONS OF TRANSFEREE'S OBLIGATIONS AT CLOSING. The obligations of Transferee under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            (a) Representations and Warranties. The representations and warranties of Transferor contained in Section 3 shall be true and correct on and as of the Closing Date.

            (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by Transferor on or prior to the Closing Date shall have been performed or complied with in all material respects.

            (c) Receipt of Stock Certificates and Related Documents. Transferee shall have received the original certificate or certificates representing the Shares, registered in the name of Transferor, duly endorsed by Transferor for transfer to Transferee or accompanied by an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Transferor in favor of Transferee (and guaranteed by bank or gold medallion signature or such other method as is required by Transferee's transfer agent in order to facilitate the transfer of the Shares).

            (d) Certificate of Secretary. Transferee shall have received a certificate of the Secretary of Transferor in form and substance acceptable to Transferee.

      6. CONFIRMATION OF OBLIGATIONS. Transferor hereby confirms Transferor's obligations under (i) the Common Stock Purchase Agreement dated as of May 3, 1998 entered into by and between Transferor and Transferee; (ii) the Common Stock Purchase Agreement dated as of September 14, 1998 entered into by and between Transferor and Transferee; and (iii) the Amended and Restated Standstill Agreement by and between Transferor and Transferee dated as of September 14, 1998, as amended by the Standstill Amendment (collectively, the "Original Agreements") including, without limitation, with respect to any of the Standstill Shares (as defined below). Further, in no way shall Transferee's execution of this Agreement or the transfer and sale of the Shares pursuant to this Agreement alter Transferor's obligations set forth in the Original Agreements or constitute a waiver by Transferee with respect to any rights it may have with respect to the Standstill Shares pursuant to the Original Agreements. For purposes hereof, "Standstill Shares" means (i) the remaining 3,400,000 shares of Transferee's common stock which were purchased by Transferor pursuant to the Original Agreements and which will continue to be held by Transferor following the transfer of the Shares, (ii) the 178,700 shares of Transferee's common stock which were purchased by Transferor through open market transactions and which will continue to be held by Transferor following the transfer of the Shares, (iii) any shares of Transferee common stock that may be hereafter acquired upon the exercise of options granted by the Transferee to Mr. Duchatelet, and (iv) any shares of Transferee common stock that are acquired by the Transferor or its affiliates on or after the Closing Date.

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      7.    POST-CLOSING COVENANTS

            (a) Execution by Rights Agent. Transferee covenants that it shall use its commercially reasonable efforts to obtain the signature of the Rights Agent on the Rights Amendment within thirty (30) days following the Closing Date.

            (b) Filing of Amendment to Schedule 13D and Reports on Form 4. Transferor agrees that it will use commercially reasonable efforts to amend its
Schedule 13D on file with the Securities and Exchange Commission within thirty
(30) days following the Closing Date and shall cause a Form 4 to be filed with the Securities and Exchange Commission by the second business day after the Closing Date.

      8. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written consent executed and delivered by each party hereto; or

            (b) by either Transferor or Transferee if the Closing has not occurred by April 26, 2004 as a result of a condition to closing not having been satisfied prior to such date or otherwise (provided that the right to terminate this Agreement under this Section 8(b) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date and such action or failure constitutes a breach of this Agreement).

      9.    MISCELLANEOUS.

            (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

            (b) ENTIRE AGREEMENT; AMENDMENT. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

            (c) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender's confirmation receipt) or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

            (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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      The parties have executed this Stock Transfer Agreement as of the date first set forth above.

                                ELEX N.V.

                                /s/ Roland Duchatelet
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                                By: Roland Duchatelet
                                Its: Chairman of the Board

                                CATALYST SEMICONDUCTOR, INC.

                                /s/ Gelu Voicu
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                                By: Gelu Voicu

                                Its: President and Chief Executive Officer